UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2011

Community West Bancshares
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (805) 692-5821

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 15, 2011, Community West Bancshares (the "Company") elected Shereef Moharram and Eric Onnen to its Board of Directors and to the Board of Directors of Community West Bank, N.A. the Company's wholly owned subsidiary, (the "Bank"). Mr. Moharram has been appointed to the Asset/Liability Committee of the Bank and Mr. Onnen has been appointed to the Audit Committee of the Board of Directors. Mr. Onnen has a loan or loans with the Bank which were made in the ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) not applicable

(b) not applicable

(c) not applicable

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1 Press release dated December 23, 2011, entitled "Community West Bancshares Elects Two New Directors"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community West Bancshares (Registrant)
December 23, 2011 (Date)	/s/ CHARLES G. BALTUSKONIS Charles G. Baltuskonis Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated December 23, 2011